EFTI Forms Joint Venture to Commercialize Solid Waste Technology
October 09, 2003 1:00:00 PM ET

EarthFirst Technologies, Incorporated ("EFTI", or "the Company") EFTI, in partnership with World Environmental Solutions Company, LLC ("WESCO"), today announced the formation of an LLC to complete the development, validation and commercialization of the rubber tire waste processing system. EFTI and WESCO have formed World Environmental Solutions Holdings, LLC, a Nevada limited liability company, to take advantage of proprietary technology brought to WESCO through a Cooperative Research and Development Agreement ("CRADA") with the Oak Ridge National Laboratory ("ORNL"). This technology is available through ORNL relationships with scientists of the Newly Independent States of the Former Soviet Union. In a cooperative effort, technology will be commercialized and manufacturing techniques will be developed to benefit all parties.

Under the terms of the joint venture, WESCO will provide all required financing, be the interface for the CRADA work with ORNL and the Department of Energy and support day-to-day operations. ORNL will validate the completed plan and assist in the documentation of the proprietary technology. Patents developed will be for the exclusive use of the LLC.

An agreement has been reached with Turner Industries, a major fabrication and erection company, for engineering, plant construction and installation services. Ranked among the top fabrication and erection companies in the world, Turner employs about 12,500 people and has annual sales of approximately $1 billion. Turner is headquartered in Baton Rouge, LA and brings the needed experience and credibility to assure that the plants are built for optimum efficiency and reliability. Expectations are that formal development will be completed in this calendar year. Operational tests, engineering, validation and technical documentation are planned to be completed in this same timeframe and contracts for operational plants should follow immediately.

ORNL conducts basic and applied research to provide technological solutions to problems in key scientific areas; e.g., increasing the availability of clean, abundant energy; restoring and protecting the environment; and contributing to the national security.

WESCO has pursued solutions in waste remediation and is presently focused on processing rubber tires. The principals participated with EarthFirst in the developmental work performed at Port Gibson, MS and now augment our efforts with the relationships and technology of the Dept. of Energy and ORNL.

John Stanton, Chairman of EFTI stated, "The reason EFTI formed a partnership with WESCO was to take advantage of proven technology under government sponsorship. EFTI has not abandoned, in any way, its technology developed in Port Gibson, MS. EFTI and its affiliates are equity partners and creditors of the plant in Mississippi and expect to reap rewards in due course."

EarthFirst Technologies, Incorporated and its subsidiaries, http://www.earthfirsttech.com, are dedicated to producing environmentally superior products from carbon-rich solid and liquid materials currently considered wastes. The Company has conducted more than four years of extensive research and development on advanced technologies to achieve this goal.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of EFTI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future EFTI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and EFTI has no specific intention to update these statements.

Contact Information: EarthFirst Technologies, Incorporated, Tampa
Beverly Mercer, 813/287-9733 ext. 237
bmercer@earthfirsttech.com